EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 20, 1999 appearing on page 12 of Caterpillar Financial Services Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

New York, New York
April 7, 1999